Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Charles R. Valade, President and Chief Executive Officer, and William M. Mahoney, Treasurer and Chief Financial Officer of CNB Financial Corp. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-QSB for the quarter ended March 31, 2006 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: May 8, 2006	/s/ Charles R. Valade
Charles R. Valade
President and Chief Executive Officer

Date: May 8, 2006	/s/ William M. Mahoney
William M. Mahoney
Treasurer and Chief Financial Officer

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